UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 27, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 2.02 Results of Operations and Financial Condition
     On June 27, 2006, Bally Total Fitness Holding Corporation (the “Company”) issued a press release announcing results for the year ended December 31, 2005 and the three months ended March 31, 2006. The press release is attached hereto as Exhibit 99.1.
Item 8.01 Other Events
     On June 27, 2006, the Company issued a press release announcing a conference call for investors and members of the financial community on June 28, 2006 at 8:00 a.m. Central Standard Time. The Company also announced it had obtained the previously requested consent of the lenders under its senior secured credit facility to extend a cross default deadline relating to receipt of any financial reporting covenant default notice under its public bond indentures for its third quarter 2006. The press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release dated June 27, 2006 announcing results for the year ended December 31, 2005 and the three months ended March 31, 2006.

99.2	Press release dated June 27, 2006 announcing conference call for investors and receipt of consent of the lenders under its senior secured credit facility to extend a cross default deadline relating to receipt of any financial reporting covenant default notice under its public bond indentures for its third quarter 2006.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: June 28, 2006	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel